Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-93773 of Potash Corporation of Saskatchewan, Inc. on Form S-8 of our report dated April 26, 2002 appearing in this PCS U.S. Employees' Savings Plan Annual Report on Form 11-K for the year ended December 31, 2001.



/s/ DELOITTE & TOUCHE L.L.P.
Chicago, Illinois
June 11, 2002